PROCEPT BioRobotics Announces Preliminary Fourth Quarter and Fiscal Year 2022 Revenue
PROCEPT BioRobotics to Report Fourth Quarter and Fiscal Year 2022 Financial Results on February 28, 2023

REDWOOD CITY, Calif., January 9,2023 -- PROCEPT® BioRobotics Corporation (Nasdaq: PRCT) (the “Company”), a surgical robotics company focused on advancing patient care by developing transformative solutions in urology, today reported preliminary unaudited revenue for the quarter and fiscal year ended December 31, 2022.

Preliminary, Unaudited Revenue Highlights:
•Total revenue for the fourth quarter of 2022 is expected to be in the range of $23.6 million to $23.8 million, compared to $10.1 million in the prior year period
oTotal U.S. revenue of $21.6 million to $21.8 million for the fourth quarter of 2022
oU.S. system sales of 28 robots, resulting in total U.S. system revenue of approximately $10.4 million to $10.5 million for the fourth quarter of 2022
oTotal U.S. Handpiece and other consumables revenue of approximately $10.2 million to $10.4 million for the fourth quarter of 2022
oTotal international revenue of approximately $2.0 million for the fourth quarter of 2022

•Fiscal year 2022 revenue is expected to be approximately $74.8 million to $75.0 million, representing growth of approximately 117% compared to the prior year period

The Company plans to report financial results for the fourth quarter and fiscal year 2022 after market close on Tuesday, February 28, 2023. The Company’s management will host a corresponding conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The preliminary results included in this press release are unaudited and remain subject to adjustment.

Investors interested in listening to the conference call may do so by following one of the below links:
oWebcast link for interested listeners:
ohttps://edge.media-server.com/mmc/p/pbyn22v3
oDial-in registration for sell-side research analysts:
ohttps://register.vevent.com/register/BIac8fb5d0a7e245dd9f8c5ad7c0b22c2e

Live audio of the webcast will be available on the “Investors” section of the Company’s website at: https://ir.procept-biorobotics.com.

An archived recording will be available on the “Investors” section of the Company’s website at: https://ir.procept-biorobotics.com. The webcasts will be available for replay for at least 90 days after the event.

About PROCEPT BioRobotics Corporation
PROCEPT BioRobotics is a surgical robotics company focused on advancing patient care by developing transformative solutions in urology. PROCEPT BioRobotics develops, manufactures and sells the AquaBeam Robotic System, an advanced, image-guided, surgical robotic system for use in minimally invasive urologic surgery with an initial focus on treating benign prostatic hyperplasia, or BPH. BPH is the most common prostate disease and impacts approximately 40 million men in the United States. PROCEPT BioRobotics designed Aquablation therapy to deliver effective, safe and durable outcomes for males suffering from lower urinary tract symptoms, or LUTS, due to BPH that are independent of prostate size and shape or surgeon experience. The Company has developed a significant and growing body of clinical evidence, which includes nine clinical studies and over 100 peer-reviewed publications, supporting the benefits and clinical advantages of Aquablation therapy.

Forward Looking Statements
This release contains forward‐looking statements within the meaning of federal securities laws, including with respect to the Company’s preliminary revenue results for the fourth quarter and full year 2022. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements may include statements regarding financial guidance, market opportunity and penetration, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, operating expenses, installed base growth, commercial momentum, reimbursement coverage, overall business strategy, or information regarding the impact of the COVID-19 pandemic and other global events on the Company and its operations. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K filed with the SEC on March 22, 2022. PROCEPT BioRobotics does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing PROCEPT BioRobotics’ views as of any date subsequent to the date of this press release.

Important Safety Information
All surgical treatments have inherent and associated side effects. For a list of potential side effects visit
https://aquablation.com/safety-information/

Investor Contact:
Matt Bacso, CFA
VP, Investor Relations and Business Operations
m.bacso@procept-biorobotics.com